SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2007

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

581 Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2007 Anita M. Robinson entered into a Second Amended and Restated Employment Agreement with Mission Community Bank, the wholly-owned subsidiary of Mission Community Bancorp, to continue to serve as the Bank’s Chief Executive Officer through December 31, 2012.  Ms. Robinson also serves as the President and Chief Executive Officer of Mission Community Bancorp and as a director of both Mission Community Bank and Mission Community Bancorp.

Pursuant to the terms of the Second Amended and Restated Employment Agreement, Ms. Robinson is to receive an annual base salary of $175,000, with increases in the sole discretion of the Board of Directors.   In addition, the agreement provides that Ms. Robinson is entitled to receive an incentive bonus for 2007 as determined in accordance with Mission Community Bank’s CEO Bonus Program which provides for a bonus based on the Bank’s achievement of budget, with the bonus ranging from $25,000 to $200,000 based upon the Bank’s performance.  The amount of Ms. Robinson’s bonus in future years will be reviewed and determined annually by the Board of Directors.  Ms. Robinson will also receive an automobile allowance of $1,000 per month.  The employment agreement further provides that Ms. Robinson shall be granted an option to purchase a number of shares of common stock equal to the lesser of (i) 25,000 shares or (ii) 5% of the number of shares issued in a public offering conducted by the Company prior to December 31, 2007 at a purchase price equal to the greater of the fair market value of the stock on the date of grant or the sales price of the stock in the public offering.  The options will be for a term of ten years and will vest in 5 annual installments of 20% per year over a period of 5 years.  If the public offering does not occur or is terminated prior to closing, Ms. Robinson will not receive any options pursuant to her employment agreement.  In the event Ms. Robinson’s employment is terminated without cause, she will be entitled to a payment equal to 12 months of her base salary as in effect immediately prior to her termination of employment, payable in equal installments over 12 months and her bonus earned prior to the date of termination.  In the event Ms. Robinson’s employment is terminated in the event of a change in control, or if she leaves employment for good cause after a change in control has occurred, Ms. Robinson shall be entitled to 24 months of her base salary in effect immediately prior to the date of termination payable in one lump sum payment and a lump sum payment equal to the incentive bonus paid to Ms. Robinson for the two years preceding the year in which the termination occurs, as well as any bonus earned by Ms. Robinson prior to the date of termination.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement dated June 12, 2007 between Anita M. Robinson and Mission Community Bank.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2007	MISSION COMMUNITY BANCORP

	By:	/s/ Anita M. Robinson
Anita M. Robinson, President and Chief
Executive Officer

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Amended and Restated Employment Agreement dated June 12, 2007 between Anita M. Robinson and Mission Community Bank